Exhibit 5.1

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A

Our ref | cmc	Your ref |	Date | 2 July 2015

Global Indemnity plc

25/28 North Wall Quay

Dublin 1, Ireland

Global Indemnity plc (the Company)

Dear Sir/Madam

We are acting as Irish counsel to the Company, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at 25/28 North Wall Quay, Dublin 1, Ireland, in connection with the filing of the Company’s registration statement on Form S-3 and related prospectus (together the Registration Statement) to be filed with the United States Securities and Exchange Commission (the SEC) on 2 July, 2015 under the Securities Act of 1933 of the United States of America, as amended (the Securities Act). The Registration Statement relates to securities including:

•	A ordinary shares in the capital of the Company, with a nominal value of US$0.0001 (the A Ordinary Shares);

•	B ordinary shares in the capital of the Company, with a nominal value of US$0.0001 (the B Ordinary Shares) (the A Ordinary Shares and the B Ordinary Shares together being the Ordinary Shares);

•	preference shares in the capital of the Company, with a nominal value of US$0.0001 (the Preference Shares) including Preference Shares represented by depositary shares (the Depositary Shares) (the Preference Shares together with the Ordinary Shares being the Shares);

•	senior or subordinated debt securities of the Company (the Debt Securities);

•	warrants to purchase A Ordinary Shares or Preference Shares (the Share Warrants);

•	warrants to purchase debt warrants (the Debt Warrants);

•	contracts for the purchase of Ordinary Shares (the Purchase Contracts); and

•	units each consisting of one or more Purchase Contracts (the Units) and, as security for the holder’s obligation to purchase Ordinary Shares thereunder, any one or more of (a) Debt Securities or (b) debt or equity obligations of third parties, including U.S. Treasury securities, which may be senior or subordinated.

(the proposals and arrangements described in the Registration Statement being referred to in this letter as the Transaction; and the Debt Securities, Share Warrants, Debt Warrants, Purchase Contracts and Units being referred to in this letter in the aggregate as the Obligations).

1.	For the purposes of giving this Opinion we have examined the Registration Statement; and (ii) the corporate documents set out in Schedule 1 (the Corporate Documents).

Dublin                     Belfast                    London                     New York                    San Francisco                     Palo Alto

P.M. Law	V.J. Power	S. O’Riordan	E.A. Roberts	D. Widger	J.B. Somerville	D. Main	P.T. Fahy	A. Casey	G. Stanley	C. Morrissey
C.E. Gill	L.A. Kennedy	M.P. McKenna	C. Rogers	C. Christle	M.F. Barr	J. Cahir	A.J. Johnston	B. Hosty	D. Dagostino
E.M. Fitzgerald	S.M. Doggett	K.A. Feeney	G. O’Toole	S. O’Croinin	A.M. Curran	M. Traynor	M. Rasdale	M. O’Brien	E. Keane
B.M. Cotter	B. McDermott	M. Sherlock	J.N. Kelly	J.W. Yarr	A. Roberts	P.M. Murray	D. Inverarity	K. Killalea	C. Clarkin
J. G. Grennan	C. Duffy	E.P. Conlon	N. O’Sullivan	D.R. Baxter	M. Dale	N. Ryan	M. Coghlan	L. Mulleady	R. Grey
J. Coman	E.M. Brady	E. MacNeill	M.J. Ward	A. McCarthy	C. McCourt*	P. Walker	D.R. Francis	K. Ryan	R. Lyons
P.D. White	P.V. Maher	K.P. Allen	A.C. Burke	J.F. Whelan*	R.M. Moore	K. Furlong	L.A. Murphy	E. Hurley	J. Sheehy

Consultants:	J.R. Osborne	S.W. Haughey	T.V. O’Connor	Professor J.C.W. Wylie	A.F. Browne	M.A. Greene	A.V. Fanagan	J.A. O’Farrell	I.B. Moore	J.H. Hickson

Each of the partners of A&L Goodbody set out above practises as an Irish Law Attorney. * Resident in U.S.

2.	In connection with this letter, we have assumed:

2.1.	the accuracy and completeness of all information appearing on public records;

2.2.	the completeness and authenticity of the draft of the Registration Statement dated [6 July] 2015 and that the Registration Statement will be filed with the SEC in a form and content having no material differences to such draft;

2.3.	that the copy of the excerpt from the minutes of the meeting of the board of directors of the Company dated 29 May 2015 produced to us are true copies and correctly record the proceedings of the meeting to which they relate and the resolutions passed and/or the subject matter which the minutes purport to record, that the resolutions contained in the minutes are in full force and effect and that no further resolutions have been passed (whether by the board of directors of the Company or a committee of such board) or corporate or other action taken which would or might alter the effectiveness thereof;

2.4.	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Transaction as disclosed by the Registration Statement;

2.5.	that the Company has entered into the Transaction and will issue all Shares in good faith and on arm’s length terms, for its legitimate and bona fide business purposes, that any Shares issued in accordance with the Registration Statement will be paid up in consideration of the receipt by the Company from the party to whom the Shares are issued, prior to, or simultaneously with, the issue of Shares, of cash and/or other consideration at least equal to the nominal value of such Shares and that the Company derives and will at all times derive commercial benefit from the Transaction and the issue of the Shares commensurate with the risks undertaken by it in the Transaction and in relation to the issue of the Shares and that all Shares when issued will be fully paid up, including as to any premium thereon;

2.6.	that the Company will enter into the Obligations in good faith and on arm’s length terms, for its legitimate and bona fide business purposes, and that the Company derives and will at all times derive commercial benefit from the Obligations commensurate with the risks undertaken by it in relation to the entry into of the Obligations and it receives adequate consideration therefor;

2.7.	the absence of fraud and the presence of good faith on the part of the Company under the Registration Statement and its officers, employees, agents and advisers in respect of the Transaction and any issue of Shares or other securities (including the entry into of any Obligations) described in the Registration Statement;

2.8.

that (a) the Company will be fully solvent at the time of and immediately following the filing of the Registration Statement and upon the issue of any Shares or entry into of any of the Obligations; (b) the Company would not as a consequence of doing any act or thing which the Registration Statement or any issue of the Shares or entry into of any Obligations contemplates, permits or requires the Company to do, be insolvent; (c) no resolution or petition for the appointment of a liquidator or examiner has been passed or presented in relation to the Company and none will be passed or presented prior to the issue of any Shares or entry into of any Obligations; and (d) no receiver has been appointed in relation to any of the assets or undertaking of the Company and none will be appointed prior to (i) the issue of any Shares or (ii) the entry into of any Obligations ;

2.9.	no authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities with respect to the agreements or arrangements referred to in the Registration Statement or with respect to any issue of the Shares or entry into of any Obligations are or will be required to be obtained;

2.10.	that the Ordinary Shares, Preference Shares, and Depositary Shares will conform with the descriptions and restrictions contained in the Registration Statement, subject to such changes as may be required in order to comply with any requirement of Irish law, that the selling restrictions contained therein have been and will be at all times observed and that the obligations will conform with the terms of the agreements related to the Obligations, including the terms of an indenture to be entered into among the Company and the trustee to be named therein;

2.11.	that the representations and warranties contained in the Registration Statement are true and correct and that the Company will at all times comply with its obligations under, and the representations and warranties contained in, the Registration Statement and the agreements and arrangements referred to in the Registration Statement and all other agreements and arrangements relating to the issue of the Shares or the entry into or performance of any Obligations ;

2.12.	that the Ordinary Shares will not be issued by the Company unless there are, at that time, sufficient numbers of authorised but unissued Ordinary Shares in the Company’s capital and that, at the time of the issue, there are subsisting valid authorities given by the Company’s shareholders or under the Company’s articles of association pursuant to the Irish Companies Act (including without limitation any authorities required pursuant to sections 1021 and 1023 of the Companies Act 2014);

2.13.	that the Preference Shares will not be issued by the Company unless there are, at that time, sufficient numbers of authorised but unissued Preference Shares in the Company’s capital (and that the Company will have designated a sufficient number of undesignated shares in its capital as Preference Shares in accordance with its articles of association and any applicable law for this purpose) and that, at the time of the issue, there are subsisting valid authorities given by the Company’s shareholders or under the Company’s articles of association pursuant to the Irish Companies Act (including without limitation any authorities required pursuant to sections 1021 and 1023 of the Companies Act 2014);

2.14.	that, to the extent the Obligations include any right to convert or exchange such Obligations into shares of the Company, the Obligations will not be issued by the Company unless there are, at that time, sufficient numbers of authorised but unissued Shares in the Company’s capital (and that the Company will have designated a sufficient number of undesignated shares in its capital as in accordance with its articles of association and any applicable law for this purpose) and that, at the time of the issue of the relevant Obligation, there are subsisting valid authorities given by the Company’s shareholders or under the Company’s articles of association pursuant to the Irish Companies Act (including without limitation any authorities required pursuant to sections 1021 and 1023 of the Companies Act 2014);

2.15.	that the Company will have the necessary power and authority, and all necessary corporate and other action will have been taken, to (i) enable it to issue the Shares and to execute, deliver and perform the obligations undertaken by it in relation thereto to which it is party and (ii) enter into and perform the Obligations and to execute, deliver and perform the obligations undertaken by it in relation thereto to which it is party, and the implementation by the Company of the foregoing will:

2.15.1.	not cause any limit on it or on its directors (whether imposed by the documents constituting the Company or by statute or regulation) to be exceeded or any terms of any agreement, contract or undertaking binding on it or its assets to be breached; or

2.15.2.	not cause any law (including public policy) or order of any jurisdiction to be contravened;

2.15.3.	comply in all respects with the provisions of the Companies Act 2014;

2.16.	that any depositary share agreement and any depositary receipt in connection with the Depositary Shares will not violate (i) any law applicable to the Company or (ii) the then operative memorandum or articles of association of the Company;

2.17.	that, at that time, the issue of, and terms applicable to, the Shares and the registration of the Shares will not violate any law applicable to the Company; and

2.18.	that, at that time, the entry into and performance of any of the Obligations or any indenture related thereto and the registration of such Obligations will not violate any law applicable to the Company.

3.	We are admitted to practise law only in Ireland (excluding Northern Ireland) and, accordingly, we express no opinion on the laws of any jurisdiction other than the laws (and the interpretation thereof) of Ireland (excluding Northern Ireland) in force as at the date hereof. This opinion is also strictly confined to:

3.1.	the matters expressly stated at paragraph 4 below (and, in particular, no view or opinion is offered or given in respect of any type of security referred to in the Registration Statement other than Ordinary Shares, Preference Shares and Depositary Shares);

3.2.	the Ordinary Shares, Preference Shares and Depositary Shares as described in the Registration Statement and the searches referred to at paragraph 4.1 below; and

3.3.	the Obligations, but only in so far as expressly described at paragraphs 4.4 and 4.5 below.

4.	Based on the foregoing and the qualifications contained in paragraph 5 of this letter, we are of the opinion that:

4.1.	the Company is a company duly incorporated under the laws of Ireland. Based only on searches carried out in the Irish Companies Registration Office and the Central Office of the High Court on 2 July 2015, the Company is validly existing under the laws of Ireland;

4.2.	those Ordinary Shares referred to in the Registration Statement, when issued, allotted and fully paid for as contemplated in, and in accordance with, the Registration Statement, will be duly authorised, and upon receipt of the approval of the board of directors of the Company or a committee thereof for their allotment and issue, validly issued, fully paid and not subject to calls for any additional payment;

4.3.	those Preference Shares referred to in the Registration Statement, including Preference Shares represented by Depositary Shares, when issued, allotted and fully paid for as contemplated in, and in accordance with, the Registration Statement, will be duly authorised, and upon receipt of the approval of the board of directors of the Company or a committee thereof for their allotment and issue, validly issued, fully paid and not subject to calls for any additional payment;

4.4.	the Company has all the requisite power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under the Obligations, including the issue and offer of the Obligations; and

4.5.	when the Obligations have been duly authorised by the Company and when the Obligations are signed in facsimile or manually by a director or officer of the Company on behalf of the Company and / or executed under the Company’s common seal in accordance with its articles of association and, if appropriate, authenticated in the manner set forth in the indenture related thereto and delivered against due payment therefor, the Obligations will be duly executed, issued and delivered and will be the valid, binding obligations of the Company and the Depositary Shares will be legally issued and will entitle their holders to the rights specified in any depositary share agreement and the depositary receipt.

5.	The opinions set forth in this letter are given subject to the following qualifications:

5.1.	an order of specific performance or any other equitable remedy is a discretionary remedy and is not available when damages are considered to be an adequate remedy;

5.2.	this opinion is given subject to general provisions of Irish law relating to insolvency, bankruptcy, liquidation, reorganisation, receivership, moratoria, court schemes of arrangement, administration and examination and the fraudulent preference of creditors and other Irish law generally affecting the rights of creditors;

5.3.	claims may become barred under relevant statutes of limitation if not pursued within the time limited by such statutes;

5.4.	a determination, description, calculation, opinion or certificate of any person as to any matter provided for in the agreements and arrangements referred to in the Registration Statement or any other agreements or arrangements relating to (i) the Shares or their issue or (ii) the Obligations might be held by the Irish courts not to be final, conclusive or binding if it could be shown to have an unreasonable, incorrect or arbitrary basis or not to have been made in good faith;

5.5.	claims may be or become subject to defences of set-off or counter-claim;

5.6.	an Irish court has power to stay an action where it is shown that there is some other forum having competent jurisdiction which is more appropriate for the trial of the action, in which the case can be tried more suitably for the interests of all the parties and the ends of justice and where staying the action is not inconsistent with Council Regulation 2001/44/EC;

5.7.	the enforceability of severance clauses is at the discretion of the court and may not be enforceable in all circumstances;

5.8.	a waiver of all defences to any proceedings may not be enforceable;

5.9.	provisions in any of the agreements or arrangements referred to in the Registration Statement or any other agreements or arrangements relating to (i) the Shares or their issue or (ii) the Obligations providing for indemnification resulting from loss suffered on conversion of the amount of a claim made in a foreign currency into euro in a liquidation may not be enforceable;

5.10.	an Irish court may refuse to give effect to undertakings contained in any of the agreements or arrangements referred to in the Registration Statement or any other agreements or arrangements relating to (i) the Shares or their issue or (ii) the Obligations, that the Company will pay legal expenses and costs in respect of any action before the Irish courts;

5.11.	the searches referred to in paragraph 4.1 do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company;

5.12.	we express no opinion on any taxation matters; and

5.13.	we express no opinion on the enforceability or otherwise of any security which may be granted by the Company to secure its obligations under the Obligations.

6.	We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references to our firm under the headings “Legal Matters” and “Enforcement of Civil Liabilities under United States Federal Securities Laws”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the SEC thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

This opinion is to be interpreted in accordance with, and governed by, the laws of Ireland and speaks only of its date.

Yours faithfully,

/s/ A&L GOODBODY
A&L Goodbody

SCHEDULE 1

Corporate Certificate of the Company dated 2 July 2015 including, inter alia;

•	Resolutions of the directors of the Company dated 29 May 2015;

•	Certified copy of the Certificate of Incorporation, Certificate of Re-registration as a public limited company and Memorandum and Articles of Association of the Company; and

•	Letter of Status dated 2 July 2015 from the Companies Registration Office, Dublin.